Exhibit 24.4

                                                       EXHIBIT 24.4

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       We consent to the incorporation by reference in this Registration Statement of our report on the financial statements of the Fuel Oil and Liquid Propane Divisions of DeBlois Oil Company as of and for the years ended December 31, 1993 and 1992 and to the reference made to us under the caption "Experts" in the Prospectuses.



                                SANSIVERI, RYAN, SULLIVAN & CO.

  Providence, Rhode Island
  January 30, 1995